    As filed with the Securities and Exchange Commission on October 21, 1997

                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 PMR CORPORATION
             (Exact name of registrant as specified in its charter)

                                 --------------

          Delaware                                   23-2491707
  (State of Incorporation)                (I.R.S. Employer Identification No.)

                                 --------------

                        501 Washington Street, 5th Floor
                          San Diego, California 92103
                                 (619) 610-4001
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                                 --------------

                           1997 EQUITY INCENTIVE PLAN
                               1995 WARRANT GRANT
                            1996 STOCK OPTION GRANTS
                            (Full title of the plans)

                                  Allen Tepper
                             Chief Executive Officer
                                 PMR CORPORATION
                        501 Washington Street, 5th Floor
                          San Diego, California 92103
                                 (619) 610-4001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             Jeremy D. Glaser, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING            AMOUNT OF
  TO BE REGISTERED      REGISTERED(1)         SHARE (2)             PRICE (2)             REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.01)               2,356,671         ($2.37-$28.50)           $21.625                  $10,014.04
============================================================================================================

(1) Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant's 1997 Equity Incentive Plan (the "1997 Plan"), and shares of Common Stock which are issuable to certain employees, officers and directors of the Company under stock option and warrant grants in 1995 and 1996 (the "Individual Grants").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the 1997 Plan and the Individual Grants and (b) for shares issuable under the 1997 Plan, calculated on the basis of the average of the high and low prices of Registrant's Common Stock on October 17, 1997 as reported on the Nasdaq National Market. The following chart shows the calculation of the registration fee:

---------------------------------------------------------------------------------------------------------------
                                                                 OFFERING PRICE PER       AGGREGATE OFFERING
TYPE OF SECURITIES                          NUMBER OF SHARES            SHARE                   PRICE
---------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                4,747                 $2.37                  $11,250.39
outstanding options under the 1997 Plan         28,500                  3.50                   99,750.00
                                                56,378                  3.75                  211,417.50
                                               129,792                  3.875                 502,944.00
                                                 9,500                  4.13                   39,235.00
                                                 9,962                  4.27                   42,537.74
                                               234,444                  9.75                2,285,829.00
                                                17,979                 10.73                  192,914.67
                                                 8,000                 11.00                   88,000.00
                                                35,000                 20.875                 730,625.00
                                                10,000                 24.375                 243,750.00
                                                 5,000                 26.00                  130,000.00
                                                 5,500                 26.50                  145,750.00
                                                10,000                 28.50                  285,000.00
                                               395,792                 19.875               7,866.366.00
---------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1997 Plan    1,039,906                 21.625              22,487,967.25
---------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to               90,000                  3.50                  315,000.00
outstanding options and warrants under
the Individual Grants outside the 1997         220,000                  4.75                1,045,000.00
Plan and the 1992 Plan                          46,671                  9.75                  455,042.25
---------------------------------------------------------------------------------------------------------------
    TOTAL                                    2,356,671                                    $37,178,378.80
---------------------------------------------------------------------------------------------------------------

(3) Pursuant to Rule 457(b), the current registration fee ($11,266.17) is reduced in an amount equal to the registration fee previously paid by the Company ($1,252.13) when it filed its registration statement on Form S-8/S-3 with the Securities and Exchange Commission on December 10, 1993 to register Stock Options and Common Stock, $.01 par value, under its Employees' Incentive Stock Option Plan of 1990 (subsequently amended and renamed as the "1997 Equity Incentive Plan") and Outside Directors' Non-Qualified Stock Option Plan of 1992.

================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by PMR Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997.

        (c) The Company's definitive Proxy Statement dated August 29, 1997, for the Annual Meeting of Stockholders held on October 16, 1997.

        (d) The description of the Company's shares of Common Stock contained in the Company's Form 10 filed with the Commission on July 31, 1992, as amended, including any amendment or reports filed for the purpose of updating such description.

        (e) All other reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's fiscal year ended April 30, 1997.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

                            DESCRIPTION OF SECURITIES

        Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") and
(ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable



                                       1.

cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        Delaware corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their directors and officers. The Company maintains directors and officers liability insurance providing aggregate coverage of $10 million.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER
------
4.1            Restated Certificate of Incorporation of Registrant (filed as exhibit 3.1).*

4.2            Amended and Restated Bylaws of Registrant (filed as exhibit
               3.2).*

4.3            Common Stock Specimen Certificate.+

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1997 Equity Incentive Plan (the "1997 Plan") (filed as exhibit
               10.1).*

99.2           Form of Incentive Stock Option Agreement under the 1997 Plan
               (filed as exhibit 10.2).*

99.3           Form of Nonstatutory Stock Option Agreement under the 1997 Plan
               (filed as exhibit 10.3).*

99.4           Amended and Restated Stock Option Agreement dated April 30,
               1996, evidencing award to Allen Tepper (filed as exhibit 10.6).*

99.5           Amended and Restated Stock Option Agreement dated April 30,
               1996, evidencing award to Susan Erskine (filed as exhibit 10.7).*



                                       2.

99.6           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit 10.8).*

99.7           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit 10.9).*

99.8           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit
               10.10).*

99.9 Amended and Restated Warrant dated July 9, 1997, evidencing award to Fred Furman (filed as exhibit 10.11).*

-------------------
* previously filed as an exhibit to the Company's Annual Report for the year ended April 30, 1997 and incorporated herein by reference.

+ previously filed as an exhibit to the Company's registration statement on Form S-18 (Reg. No. 23-20095-A) filed on February 11, 1988, as amended, and incorporated herein by reference.


                                  UNDERTAKINGS

(1)      The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the



                                       3.

Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                       4.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 20, 1997.

                                   PMR CORPORATION

                                   By: /s/ Allen Tepper
                                      ------------------------------------------
                                      Allen Tepper
                                      Chairman of the Board and Chief Executive
                                      Officer

                                   By: /s/ Fred Furman
                                      ------------------------------------------
                                      Fred Furman
                                      President

                                      POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Tepper and Fred Furman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       5.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ Allen Tepper                            Chief Executive Officer and         October 20, 1997
----------------                            Director
Allen Tepper

/s/ Fred Furman                             President                           October 20, 1997
---------------
Fred Furman

/s/ Mark P. Clein                           Chief Financial Officer             October 20, 1997
-----------------
Mark P. Clein

/s/ Susan D. Erskine                        Secretary and Director              October 20, 1997
--------------------
Susan D. Erskine

/s/ Daniel L. Frank                         Director                            October 20, 1997
-------------------
Daniel L. Frank

/s/ Charles C. McGettigan                   Director                            October 20, 1997
-------------------------
Charles C. McGettigan

/s/ Richard A. Niglio                       Director                            October 20, 1997
---------------------
Richard A. Niglio

/s/ Eugene D. Hill                          Director                            October 20, 1997
------------------
Eugene D. Hill


                                       6.

                                  EXHIBIT INDEX


  EXHIBIT                                                                                SEQUENTIAL
  NUMBER                            DESCRIPTION                                          PAGE NUMBER
  ------                            -----------                                          -----------
4.1            Restated Certificate of Incorporation of Registrant (filed as exhibit 3.1).*

4.2            Amended and Restated Bylaws of Registrant (filed as exhibit 3.2).*

4.3            Common Stock Specimen Certificate.+

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1997 Equity Incentive Plan (the "1997 Plan") (filed as exhibit 10.1).*

99.2           Form of Incentive Stock Option Agreement under the 1997 Plan
               (filed as exhibit 10.2).*

99.3           Form of Nonstatutory Stock Option Agreement under the 1997 Plan
               (filed as exhibit 10.3).*

99.4           Amended and Restated Stock Option Agreement dated April 30,
               1996, evidencing award to Allen Tepper (filed as exhibit 10.6).*

99.5           Amended and Restated Stock Option Agreement dated April 30,
               1996, evidencing award to Susan Erskine (filed as exhibit 10.7).*

99.6           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit 10.8).*

99.7           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit 10.9).*

99.8           Amended and Restated Stock Option Agreement dated February 1,
               1996, evidencing award to Mark P. Clein (filed as exhibit 10.10).*

99.9 Amended and Restated Warrant dated July 9, 1997, evidencing award to Fred Furman (filed as exhibit 10.11).*

-------------------
* previously filed as an exhibit to the Company's Annual Report for the year ended April 30, 1997 and incorporated herein by reference.

+ previously filed as an exhibit to the Company's registration statement on Form S-18 (Reg. No. 23-20095-A) filed on February 11, 1988, as amended, and incorporated herein by reference.


                                       7.